Exhibit 10.70
UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 10-07
)
)
NCB FINANCIAL CORPORATION	) )	Effective Date: March 15, 2010
Washington, D.C. OTS Docket No. H1392	) ) )
ORDER TO CEASE AND DESIST
WHEREAS, NCB Financial Corporation, Washington, D.C., OTS Docket No. H1392 (Mid-Tier Holding Company), by and through its Board of Directors (Board) has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and
WHEREAS, the Mid-Tier Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and
WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director), is authorized to issue consent Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.
NOW, THEREFORE, IT IS ORDERED that:
Cease and Desist.
1. The Mid-Tier Holding Company and its directors, officers, employees, and agents shall cease and desist from any action (alone or with others) for or toward causing, bringing about,
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Order to Cease and Desist

participating in, counseling or the aiding or abetting in the unsafe or unsound practices regarding the adequacy of the Mid-Tier Holding Company’s capital, earnings, and liquidity provisions in light of its risk profile.
Dividends and other Capital Distributions.
2. Effective immediately, the Mid-Tier Holding Company shall not declare, make, or pay any cash dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Mid-Tier Holding Company equity stock without the prior written non-objection of the Regional Director. The Mid-Tier Holding Company shall submit its written request for non-objection to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend, capital distribution, or stock transaction.
Debt Restrictions.
3. Effective immediately, the Mid-Tier Holding Company shall not, directly or indirectly, incur, issue, renew, or rollover any debt or commit to do so, increase any current lines of credit, or guarantee the debt of any entity, without prior written notice to and written non-objection from the Regional Director. The Mid-Tier Holding Company’s written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to incurring, issuing, renewing, rolling over any debt, increasing any current lines of credit, or guaranteeing the debt of any entity. The Mid-Tier Holding Company’s written requests for Regional Director non-objection to engage in such debt transactions, at a minimum, shall: (a) describe the purpose of the proposed debt; (b) set forth and analyze the terms of the proposed debt and covenants; (c) analyze the Mid-Tier Holding Company’s current cash flow resources available to satisfy such debt repayment; and (d) set forth the anticipated source(s) of repayment of the proposed debt. For purposes of this Paragraph of the Order, the term “debt” includes, but is not limited to, loans,
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Order to Cease and Desist

bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt. For purposes of this Paragraph of the Order, the term “debt” does not include liabilities incurred in the ordinary course of business to acquire goods and services and that are normally recorded as accounts payable under generally accepted accounting principles.
Directorate and Management Changes.
4. Effective immediately, the Mid-Tier Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers1 set forth in 12 C.F.R. Part 563, Subpart H.
Severance and Indemnification Payments.
5. Effective immediately, the Mid-Tier Holding Company shall not make any golden parachute payment2 or any prohibited indemnification payment3 unless, with respect to each such payment, the Mid-Tier Holding Company has complied with the requirements of 12 C.F.R. Part 359.
Employment Contracts and Compensation Arrangements.
6. Effective immediately, the Mid-Tier Holding Company shall not enter into any new contractual arrangement or renew, extend or revise any existing contractual arrangement related to compensation or benefits with any director or Senior Executive Officer of the Mid-Tier Holding Company, unless it first provides the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed,

[1]	The term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555.

[2]	The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).

[3]	The term “prohibited indemnification payment” is defined at 12 C.F.R. § 359.1(l).
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Order to Cease and Desist

written description of the compensation arrangement to be offered to such Senior Executive Officer or director, including all benefits and perquisites. The Mid-Tier Holding Company shall ensure that any contract, agreement or arrangement submitted to OTS fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), and 12 C.F.R. Part 570-Appendix A.
Affiliate Transactions.
7. Effective immediately, the Mid-Tier Holding Company shall not engage in any new transactions with any subsidiary or affiliate without the prior written non-objection of the Regional Director, except: (a) exempt transactions under 12 C.F.R. Part 223; and (b) intercompany cost-sharing transactions identified in executed written agreements between the parties. The Mid-Tier Holding Company shall provide thirty (30) days advance written notice to the Regional Director of any proposed affiliate transaction (except those described in subparagraph (a) and (b) above) and shall include a full description of the transaction.
Effective Date, Incorporation of Stipulation.
8. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.
Duration.
9. This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.
Time Calculations.
10. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be calendar based, unless otherwise noted.
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Order to Cease and Desist

Submissions and Notices.
11. All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.
12. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:
(a)	To the OTS:

Regional Director Office of Thrift Supervision One South Wacker Drive, Suite 2000 Chicago, Illinois 60606 Facsimile: (312) 917-5001

(b)	To the Mid-Tier Holding Company:

Chairman of the Board NCB Financial Corporation 2011 Crystal Drive, Suite 800 Arlington, Virginia 22202-3709 Facsimile: (703) 647-4203
No Violations Authorized.
13. Nothing in this Order or the Stipulation shall be construed as allowing the Mid-Tier Holding Company, its Board, officers or employees to violate any law, rule, or regulation.
IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION
By:	/s/
Daniel T. McKee
Regional Director, Central Region

Date: See Effective Date on page 1

NCB Financial Corporation
Order to Cease and Desist

UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 10-07
)
)
NCB FINANCIAL CORPORATION	) )	Effective Date: March 15, 2010
Washington, D.C. OTS Docket No. H1392	) ) )
STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST
WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed NCB Financial Corporation, Washington, D.C., OTS Docket No. H1392 (Mid-Tier Holding Company) that the OTS is of the opinion that grounds exist to initiate an administrative proceeding against the Mid-Tier Holding Company pursuant to 12 U.S.C. § 1818(b);
WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order; and
WHEREAS, the Mid-Tier Holding Company desires to cooperate with the OTS to avoid the time and expense of such administrative cease and desist proceedings by entering into this Stipulation and Consent to the Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraphs 1-3 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:
NCB Financial Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist

Jurisdiction.
1. The Mid-Tier Holding Company is a “savings and loan holding company” within the meaning of 12 U.S.C. § 1813(w)(3) and 12 U.S.C. § 1467a. Accordingly, the Mid-Tier Holding Company is a “depository institution holding company” as that term is defined in 12 U.S.C. § 1813(w)(1).
2. Pursuant to 12 U.S.C. § 1818(b)(9), the “appropriate Federal banking agency” may initiate cease and desist proceedings against a savings and loan holding company in the same manner and to the same extent as a savings association for regulatory violations and unsafe or unsound acts or practices.
3. Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings and loan holding company. Therefore, the Mid-Tier Holding Company is subject to the authority of the OTS to initiate and maintain an administrative cease-and-desist proceeding against it pursuant to 12 U.S.C. § 1818(b).
OTS Findings of Fact.
4. Based on its July 6, 2009 examination of the enterprise consisting of the Mid-Tier Holding Company and the Mid-Tier Holding Company’s parent company, National Consumer Cooperative Bank, Washington, D.C., OTS Docket No. H1392 (Holding Company), the OTS finds that the Mid-Tier Holding Company has engaged in certain unsafe or unsound practices as described in the OTS Report of Examination dated July 6, 2009 with respect to capital, earnings, and liquidity provisions in light of its risk profile.
Consent.
5. The Mid-Tier Holding Company consents to the issuance by the OTS of the accompanying
NCB Financial Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist

Order to Cease and Desist (Order). The Mid-Tier Holding Company further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.
Finality.
6. The Order is issued by the OTS under 12 U.S.C. § 1818(b). Upon the Effective Date, the Order shall be a final order, effective, and fully enforceable by the OTS under the provisions of 12 U.S.C. § 1818(i).
Waivers.
7. The Mid-Tier Holding Company waives the following:
(a) the right to be served with a written notice of the OTS’s charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;
(b) the right to an administrative hearing of the OTS’s charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;
(c) the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Order; and
(d) any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes, or otherwise.
OTS Authority Not Affected.
8. Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar, or otherwise prevent the OTS from taking any other action affecting the Mid-Tier Holding Company if, at any
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Stipulation and Consent to Issuance of Order to Cease and Desist

time, the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.
Other Governmental Actions Not Affected.
9. The Mid-Tier Holding Company acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 8 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Mid-Tier Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.
Miscellaneous.
10. The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order.
11. If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.
12. All references to the OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns.
13. The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order.
14. The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.
NCB Financial Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist

15. The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Regional Director or other authorized representative.
Signature of Directors/Board Resolution.
16. Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Mid-Tier Holding Company to the issuance of the Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors after approval of the execution of the Stipulation.
WHEREFORE, the Mid-Tier Holding Company, by its directors, executes this Stipulation.

Accepted by:
NCB FINANCIAL CORPORATION	OFFICE OF THRIFT SUPERVISION
Washington, D.C.

By:	/s/	By:	/s/

	Stuart M. Saft, Chairman		Daniel T. McKee
Regional Director, Central Region

	/s/	Date:	See Effective Date on page 1
William F. Hampel, Director

/s/
Alfred A. Plamann, Director

/s/
Kenneth Rivkin, Director

/s/
Charles E. Snyder, Director
NCB Financial Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist